Exhibit 99.1

IHS Announces CEO Transition

Jerre L. Stead, Currently Executive Chairman,
to Also Become CEO

ENGLEWOOD, Colo., — September 21, 2006 — IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today announced that Jerre L. Stead, currently executive chairman of the board, assumes the additional role of chief executive officer (CEO), effective today, replacing Charles A. Picasso, who is retiring from the company.

Mr. Stead, 63, has extensive experience with IHS as well as in corporate leadership positions.  He has served as executive chairman of IHS since December 1, 2000, and previously was chairman and CEO of Ingram Micro from 1996 through 2000; chairman and CEO of Legent in 1995; chairman and CEO of AT&T’s Global Information Solutions (NCR Corporation) and Global Business Communications Systems from 1992 through 1994; chairman, president and CEO of Square D Company from 1987 through 1991; and in leadership positions at Honeywell for more than 21 years.

C. Michael Armstrong, chairman of the Nominating and Corporate Governance Committee of the IHS board, stated, “Jerre Stead’s close working relationship with the company as chairman over the last six years, and prior leadership experience, make him both an obvious and excellent choice to lead IHS through its next stage of growth and development.”

 Mr. Picasso, 65, served as a member of the board of directors and president and CEO since October 2004.  He will continue as an employee of the company through a transition period until November 30, 2006, the end of the current fiscal year.

 “Charles Picasso has done an outstanding job of leading IHS through its highly successful initial public offering and first year as a public company, including several successive quarters of strong financial performance and growth,” stated Mr. Stead.  “Charles did even more than he committed to do, steering the company through this critical transition, and leading the drive to accelerate profitable top-line growth, both organically and through strategic acquisitions.  The board thanks him for these significant accomplishments.”

“We plan to work relentlessly toward achieving our vision to be The Source for Critical Information and Insight, execute our stated profitable growth strategies and provide superior value for all of our constituencies,” added Mr. Stead.

IHS will hold a conference call to discuss its fiscal 2006 third quarter earnings today, September 21, 2006, at 3:00 p.m. MDT (5:00 p.m. EDT).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

IHS FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  In some cases, you can identify these statements by forward-looking words such as “intend,” “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms, and other comparable terminology; however, be advised that not all forward-looking statements contain these identifying words.  These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events.  There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements.  Those factors include, but are not limited to, our ability to obtain content on commercially reasonable terms from third parties (including Standards Development Organizations), changes in demand for our products and services, changes in the energy industry, our ability to develop new products and services, pricing and other competitive pressures, risks associated with the integration of acquisitions, changes in laws and regulations governing our business and certain other risk factors, including those discussed or identified by us from time to time in its public filings (which may be viewed at www.sec.gov or www.ihs.com).  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  Other than as required by applicable law, IHS does not undertake any obligation to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations.

About IHS Inc. (www.ihs.com)
                IHS (NYSE: IHS) is one of the leading global providers of critical technical information, decision-support tools and related services to customers in a number of industries including energy, defense, aerospace, construction, electronics, and automotive through two operating segments, Engineering and Energy. Our Engineering and Energy segments each represent approximately one-half of IHS’ total revenues. We serve customers ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries. Our customers rely on our offerings to facilitate decision making, support key processes and improve productivity. We have been in business for more than 45 years and employ more than 2,300 people around the world.

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IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 IHS Inc. All rights reserved.

Investor Relations Contact:
Jane Okun
IHS Inc.
303-397-2747
jane.okun@ihs.com

Media Contact:
Tim Stack
IHS Inc.
303-397-2359
tim.stack@ihs.com